UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 15, 2005, TCF Financial Corporation entered into an employment agreement (the “Employment Agreement”) and a change in control agreement (the “CIC Contract”) with Lynn A. Nagorske, who has been elected Chief Executive Officer of the company effective January 1, 2006.  Attached hereto and incorporated herein by reference as Exhibits 10(e)-1 and 10(f) are the Employment Agreement and the CIC Contract, respectively.  The Employment Agreement provides for an initial term of three years, with automatic one-year term renewals thereafter unless either Mr. Nagorske or the company elects not to renew it.  The Employment Agreement provides for severance pay if Mr. Nagorske’s employment is terminated by the company without cause, and also includes non-competition and non-solicitation covenants.  In the event of termination of Mr. Nagorske’s employment in connection with a change in control, the CIC Contract provides him with severance pay and certain other benefits.

On December 15, 2005, TCF Financial Corporation entered into an employment agreement and a change in control agreement, attached hereto as Exhibits 10(i)-1 and 10(g)-1 and hereby incorporated by reference, with Neil W. Brown, who has been elected President of the company effective January 1, 2006 and who currently serves, and will continue after January 1, 2006 to serve, as Chief Financial Officer of the company.  The initial term of the employment agreement is two years (followed by one-year automatic renewals).  The agreements also include non-competition and non-solicitation covenants.  In the event of termination of Mr. Brown’s employment in connection with a change in control, his change in control agreement provides him with severance pay and certain other benefits.

On December 15, 2005, TCF Financial Corporation entered into employment agreements and change in control agreements, substantially in the form attached hereto as Exhibits 10(i)-2 and 10(g)-2 and hereby incorporated by reference, with Timothy P. Bailey, Candace H. Lex, Gregory J. Pulles, Earl D. Stratton and Barry N. Winslow.  The new agreements are similar to the employment agreement and change in control agreement entered into with Mr. Brown.

The foregoing agreements supersede and replace agreements previously filed by the company.

On December 15, 2005, TCF Financial Corporation entered into non-solicitation and change in control agreements, each of them substantially in the form attached hereto as Exhibit 10(i)-3 and hereby incorporated by reference.  These agreements were executed with Timothy B. Meyer, Mark L. Jeter, James L. Koon, Wayne A. Marty, and Robert H. Scott.  These agreements provide for severance pay in the event of termination of their employment by the company after a change in control and non-solicitation covenants.

On December 15, 2005, TCF Financial Corporation entered into a Supplement to Chairman’s Agreement, attached hereto as Exhibit 10(e)-2 and hereby incorporated by reference.  This Agreement continues in effect certain excise tax reimbursement provisions of Mr. Cooper’s existing change in control agreement, which otherwise expires December 31, 2005, as a supplement to his Chairman’s Agreement which is scheduled to be in effect from January 1, 2006 through December 31, 2008.

The foregoing descriptions of the terms of such employment agreements, change in control and non-solicitation agreements are qualified in their entirety by reference to the full text of such agreements which are attached as exhibits to this Current Report on Form 8-K.

On December 14, 2005, the Compensation Committee of the Board of Directors of TCF Financial Corporation approved an amendment to the TCF Financial Corporation 2005 ESPP SERP  (the “Plan”) relating to contributions to the Plan for the calendar year 2006.  Attached hereto as Exhibit 10(j)-1 is a copy of the amendment, which is hereby incorporated by reference.

Item 1.02  Termination of Material Definitive Agreement.

As described in Item 1.01 above, which description is incorporated in this Item 1.02 by reference, the new employment agreements and change in control agreements entered into with Messrs. Nagorske and Brown, supersede and replace their prior employment and change in control agreements with the company.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 1.01 above, which description is incorporated in this Item 5.02 by reference, effective as of January 1, 2006, Mr. Nagorske will assume the duties of Chief Executive Officer of TCF Financial Corporation and Mr. Brown will assume the duties of President of TCF Financial Corporation in addition to his role as Chief Financial Officer.

Item 9.01  Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description

10(e)-1	Employment Agreement between Lynn A. Nagorske and TCF Financial Corporation, dated December 15, 2005

10(e)-2	Supplement to Agreement between William A. Cooper and TCF Financial Corporation and TCF National Bank, as amended and restated through December 15, 2005

10(f)	Change in Control Contract between Lynn A. Nagorske and TCF Financial Corporation, dated December 15, 2005

10(g)-1	Change in Control Contract between Neil W. Brown and TCF Financial Corporation, dated December 15, 2005

10(g)-2	Change in Control Contract between certain executives and TCF Financial Corporation, dated December 15, 2005

10(i)-1	Employment Agreement between Neil W. Brown and TCF Financial Corporation, dated December 15, 2005

10(i)-2	Employment Agreement between certain executives and TCF Financial Corporation, dated December 15, 2005

10(i)-3	Non-solicitation and Change in Control Contract between certain senior officers and TCF Financial Corporation, dated December 15, 2005

10(j)-1	Amendment to TCF Financial Corporation 2005 Employees Stock Purchase Plan Supplemental Employee Retirement Plan as amended and restated through December 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman of the Board, Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:             December 19, 2005